UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2010

DineEquity, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California		91203
(Address of Principal Executive Offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

This Current Report on Form 8-K is being furnished to disclose certain information (the “Selected Information”) that DineEquity, Inc. (the “Company”) expects to provide to potential purchasers of securities that the Company proposes to issue in a private placement. The Selected Information is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.

The Company intends to use the net proceeds from the proposed private placement, together with the net proceeds from other secured debt financing and cash on hand, to fund the previously announced tender offers and consent solicitation for certain series of its subsidiaries’ outstanding securitization notes, to satisfy and discharge the indentures governing such securitization notes, to redeem, prepay or purchase any of such securitization notes that are not tendered and to redeem some of the outstanding shares of its Series A Perpetual Preferred Stock.

*    *    *    *    *

The information contained in this Current Report on Form 8-K, including the exhibits, contains forward-looking statements provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. The forward-looking statements include those relating to the proposed private placement and the tender offers and consent solicitation, whether or not the Company will consummate the proposed private placement or will consummate the tender offers and consent solicitation, whether or not any of the securitization notes will be tendered in the tender offers and consent solicitation and the Company’s plans to satisfy and discharge the indentures and to redeem, prepay or purchase any of the securitization notes that are not tendered and to redeem shares of its Series A Perpetual Preferred Stock. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with the Company’s indebtedness; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; potential litigation and associated costs; continuing acceptance of the International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; the Company’s ability to consummate the proposed private placement or the tender offers and consent solicitation, the satisfaction and discharge of the indentures and the redemption, prepayment or purchase of any of the securitization notes that are not tendered, including obtaining any additional financing needed to fund such actions, and whether or not any of the securitization notes are tendered in the tender offers and consent solicitation; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

The information contained in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 7.01 of Form 8–K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Selected Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2010

DineEquity, Inc.

By:	/s/ John F. Tierney

	Name:	John F. Tierney
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Selected Information